130205

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C28794-1998
Barbara K. Cegavske	Filing Number 20190169378-26
Secretary of State State Of Nevada	Filed On 04/15/2019
	Number of Pages 2

Certificate of Dissolution

(PURSUANT TO NRS 78.580)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Dissolution
For a Nevada Profit Corporation
Before or After Issuance of Stock and After Beginning of Business
(Pursuant to NRS 78.580)

1. Name of corporation:

Costas, Inc.

2. Entity or NV I.D. number: C28794-1998

3. The resolution to dissolve said corporation has been approved by the directors or both the directors and stockholders as provided in NRS 78.580(1) and (2). The names and addresses of the **president, secretary, treasurer and all directors*** are:

Clifford Redekop	2170 Sandstone Cliffs Drive, Henderson NV 89044
Name of **president**	Address
Clifford Redekop	2170 Sandstone Cliffs Drive, Henderson NV 89044
Name of **secretary**	Address
Clifford Redekop	2170 Sandstone Cliffs Drive, Henderson NV 89044
Name of **treasurer**	Address
Clifford Redekop	2170 Sandstone Cliffs Drive, Henderson NV 89044
Name of **director**	Address
Clifford Redekop	2170 Sandstone Cliffs Drive, Henderson NV 89044
Name of **additional director, if any**	Address

4. Effective date and time of dissolution:(optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] 4-1-2019

Signature of Officer Date

*attach a plain 8 1/2" x 11" sheet to list additional directors.

FILING FEE: $100.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-3714
Phone: (775) 684-5708
Fax: (775) 684-5725
Website: www.nvsos.gov

Affidavit of Non-Operation

(MUST BE NOTARIZED)

ABOVE SPACE IS FOR OFFICE USE ONLY

Date: 04/13/2019

Entity Name: Costas, Inc.
(as registered with the Nevada Secretary of State's Office)

Entity Number: C28794-1998

Nevada Business Identification Number (NVID): NV19981401426

I, Clifford Redekop (Officer Name), CEO (Officer Title), swear under penalty of perjury, that Costas, Inc. (Entity Name) has not conducted business activities since 01/01/2016 (Date).

Officer Signature X [signature]

State of Nevada

County of Clark

DEANNA LAMARR
Notary Public - State of Nevada
County of Clark
APPT. NO. 18-3538-1
My App. Expires Aug. 24, 2022

Subscribed and sworn to before me the April 13 20 19

by Clifford Redekop
(Print Name of Signer)

Notary Signature X Deanna LaMarr

RESET